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                           Consent of Director Nominee




         I, Reginald Van Lee, do hereby consent to be named as a Director Nominee in the Registration Statement on Form S-1, and any and all amendments to said registration statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, to be filed by Register.com, Inc. (the "Company") with the Securities and Exchange Commission covering the offer and sale of common stock for the account of the Company to the public.



Date:  December 22, 1999                               /s/ Reginald Van Lee
                                                       -------------------------
                                                       Reginald Van Lee